UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
October 15, 2013

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)

4440 Rosewood Drive, Pleasanton, California, 94588-3050
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROSS STORES, INC.	4440 Rosewood Drive, Pleasanton, California 94588-3050	(925) 965-4400

Item 7.01 Regulation FD Disclosure.

On October 15, 2013, a subsidiary of Ross Stores, Inc. (together with Ross Stores, Inc., the “Company”) entered into a Sale-Purchase Agreement (the “Purchase Agreement”) under which the Company has the right to purchase the office building where its New York buying office is located, 1372 Broadway, New York, NY, for a price of $222 million. The building is subject to a 99 year ground lease through June 2111. The Purchase Agreement contemplates completion of the sale and purchase of the building on or before September 20, 2014, subject to satisfaction of various closing conditions. Under the Purchase Agreement, the Company agreed to provide a deposit of 10% of the purchase price. In the event the Company is unable or chooses not to complete the purchase of the building, the Company would forfeit the deposit, but the Company would have no further liability to the seller or obligation to complete the purchase. The Company is reviewing its financing alternatives for the potential purchase of the building in 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2013

ROSS STORES, INC.
Registrant

By:	/s/J. Call
John G. Call
Group Senior Vice President, Chief Financial Officer
and Principal Accounting Officer